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                                                                   EXHIBIT 99.1

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the Common Stock of SUCCESSORIES, INC. This Joint Filing Agreement shall be included as an exhibit to such filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executes this Joint Filing Agreement as of the 30th day of July, 1997.


                                          INFINITY INVESTORS LIMITED


                                          By:   /s/ James A. Loughran
                                             ------------------------
                                             James A. Loughran
                                             Director

                                          SEACREST CAPITAL LIMITED


                                          By:   /s/ James E. Martin
                                             ------------------------
                                             James E. Martin
                                             President

                                          FAIRWAY CAPITAL LIMITED


                                          By:   /s/ James E. Martin
                                             ------------------------
                                             James E. Martin
                                             President